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                                                                   EXHIBIT 10.64

                                 LEASE BETWEEN

                              AGERS HOLDINGS LTD.
                                  AS LANDLORD

                                      AND

                          STARTEK CANADA SERVICES LTD.
                                   AS TENANT

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                             MEMORANDUM OF AGREEMENT
--------------------------------------------------------------------------------

MEMORANDUM OF AGREEMENT OF LEASE MADE AT THE CITY OF HAWKESBURY, IN THE PROVINCE OF ONTARIO, CANADA, AS OF THE ___29_____ DAY OF THE MONTH OF DECEMBER, TWO THOUSAND AND FIVE.

BETWEEN: AGERS HOLDINGS LTD., a company duly incorporated under the Canada Business Corporations Act, having its head office in the City of Montreal, Canada, herein acting and represented by Mr. Jordan Aberman, its representative duly authorized as he declares,

                     (Thereafter referred as the "Landlord")

                          (THE PARTY OF THE FIRST PART)

AND: STARTEK CANADA SERVICES LTD. a legal person duly incorporated under the Laws of the State of Delaware, having its head office at 100 Garfield Street, Denver, Colorado, 80206, herein acting and represented by Rodd Granger, its Chief Financial Officer (CFO), duly authorized by virtue of a resolution of its Board of Directors, a certified extract of which is annexed to these presents,

                      (THEREAFTER REFERRED AS THE "TENANT")

                         (THE PARTY OF THE SECOND PART)

WITNESSETH:

                                   ARTICLE ONE
                            DEFINITIONS AND EXHIBITS

In this Lease (including this Article) unless there is something in the context inconsistent therewith, the Parties agree that:

1.01 AREA OF THE LEASED PREMISES

"Area of the Leased Premises" means that area outlined in red in Exhibit "A" attached hereto and signed by the parties for identification measuring, to be computed from the outside of the exterior walls and from the central line of the partition walls and comprising a total area of approximately FORTY ONE THOUSAND AND NINETEEN square feet (41,019 sq. ft.). The Rentable Area of the Leased Premises will be subject to verification and measurement by Tenant's Architect (as defined in Article 27).

The Tenant acknowledges that Rentable Area of the Premises as set forth in the Basic Lease Provisions has been determined in accordance with "Article 27" attached hereto and made a part hereof. If either the Rentable Area of the Premises or the Building shall be increased or decreased, as determined by the method of measurement specified on Article 27, the Annual Base Rent and the Tenant's Premises Percentage shall be adjusted accordingly.

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1.02 ARCHITECT

"Architect" means the Architect from time to time named by the Tenant and with the approval of the Landlord, such approval not to be unreasonably withheld; as to any Architect's certificate provided for in this Lease, the decision of the Architect and his certificate shall be final and binding on all the parties hereto.

1.03 COMMENCEMENT DATE

"Commencement Date" means the date set out in Article 2.02 for the commencement of the Term.

1.04 POSSESSION DATE

"Possession Date" means the date set out in Article 3.01, which is on or before February 1st, 2006, for the delivery of the Premises from Landlord to Tenant for commencement of Tenant's Leasehold Improvements.

1.05 COMMON AREAS AND FACILITIES

"Common Areas and Facilities" means the parking areas, roadways, sidewalks, landscaped areas, exterior and (if applicable) interior malls, stairways, escalators, truck courts, common loading areas, electrical, music and public address systems, plumbing and drainage equipment and installations and any enclosures constructed therefore, general signs, and maintenance equipment, which are provided or designated (and which may be changed) from time to time by the Landlord for the use by or benefit of the Tenant, its employees, customers and other invitees in common with others entitled to the use or benefit thereof, in the manner and for the purpose permitted by this Lease.

1.06 GROSS LEASABLE AREA

"Gross Leasable Area" means the aggregate area (expressed in square feet) of all floors (excluding basement) in the Shopping Centre computed, unless herein otherwise specified, at the date when any calculation based upon Gross Leasable Area is required to be made.

1.07 LEASE

"Lease", "hereof", "herein", "hereby", "hereunder" and similar expressions mean or refer to this Agreement, all Exhibits attached hereto, the Architect's certificates, if any, and rules and regulations made from time to time under the provisions of Article 21.04.

1.08 Leasehold Improvements

"Leasehold Improvements" means any alterations, improvements and installations to be constructed or installed by Landlord or Tenant in the Premises in accordance with Article 27 and any other alterations or improvements made by Landlord or Tenant to the Premises during the Term pursuant to the terms and provisions of this Lease.

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1.09 LEASE YEAR

"Lease Year" means a period of twelve (12) months commencing initially upon the Commencement Date of this Lease, and thereafter on successive anniversary dates of the Commencement Date of this Lease.

1.10 LEASED PREMISES

"Leased Premises" means that part of the Shopping Centre leased to the Tenant by this Lease, the location of which is more particularly set forth and shown outlined in red on the site plan which constitutes Exhibit "A" hereto; where a storefront or entrance is recessed from the main building line shown on such plan, the area of such recess shall for all purposes be a part of the Leased Premises.

1.11 SHOPPING CENTRE

"Shopping Centre" means the lands located in the City of Hawkesbury, in the Province of Ontario as more particularly described in Article 24 of this Lease, which lands and premises are commonly known as the Hawkesbury Mall together with the buildings, improvements and facilities established as at the date hereof or subsequently added thereto from time to time.

1.12 TAXING AUTHORITY

"Taxing Authority" means any duly constituted governmental authority whether federal, provincial, municipal or otherwise legally empowered to impose taxes, rates, assessments or charges on, upon or in respect of the Shopping Centre.

1.13 EXHIBITS

The Exhibits listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Lease will control. The Exhibits to this Lease are:

         Exhibit A         -        PLAN OF THE LEASED PREMISES
         Exhibit A-1       -        PLAN OF TEMPORARY PREMISES
         Exhibit B                  PLAN OF THE DESIGNATED PARKING AREA

1.14 TEMPORARY PREMISES

"Temporary Premises" means the space designated for temporary occupancy on Exhibit A-1 within the Shopping Centre for recruitment, interviews, training and other approved functions.

                                   ARTICLE TWO
                                 LEASE AND TERM

2.01 LEASE

The Landlord hereby leases the Leased Premises to the Tenant for the "Term" (as hereinafter defined), the Tenant hereby accepting; the Tenant shall be entitled for the benefit of the Leased Premises to enjoy, on the terms and conditions set forth herein, the use or benefit of the Common Areas and Facilities as the same may exist from time to time, in common with others entitled thereto.

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2.02 TERM

"Term" means the period of SIX (6) years with rent commencing on April 1, 2006 ("Commencement Date") and to be fully completed and ended on the last day of March 2012. Tenant shall have access to the Leased Premises on February 1st, 2006 for the purpose of developing Preliminary Plans for Leasehold Improvements and commencing construction with approval and assistance provided by the Landlord which shall not be unreasonable withheld.

OPTION TO EXTEND: Provided that Tenant is not then in default of any of its obligations hereunder beyond any applicable period of notice and/or cure, Tenant shall have the option to extend the Lease Term for Two (2) additional periods of Three (3) years (each an "Extension Term"). The Extension Terms shall be upon the same terms and conditions contained in the Lease for the Lease Term except the Minimum Rental shall be adjusted to C$4.50 per square foot per year and there shall be no further Option to Extend beyond the second extension term and there shall be no free rent and there shall be no allocation from the Landlord to the Tenant of any nature whatsoever.. Tenant shall exercise such option by delivering to Landlord, no later than TWELVE months (12) prior to the expiration of the Lease Term, written notice of Tenant's desire to extend the Lease Term. Landlord shall notify Tenant in writing within TWELVE (12) months of each Lease expiration as a courtesy reminder notice to Tenant of the approaching Extension Term notification requirement as outlined above. Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Extension Term. The Rental shall be paid at the same time and in the same manner as provided in the Lease

FIRST RIGHT OF REFUSAL ON CONTIGUOUS SPACE: For the term of the Lease, Tenant shall have an on-going first right to lease on the contiguous additional space in the Project, which is highlighted in green on Exhibit A attached hereto, said contiguous space has an area of approximately THREE THOUSAND FIVE HUNDRED FORTY square feet (3,540 sq. ft.). Upon the contiguous vacancy arising in the Building, Tenant shall be notified within fourteen (14) days of the space becoming available. Tenant has the first right to negotiate for the space at that time. Tenant will also have a right to match the terms negotiated with a third-party tenant, and have the right to take the space under the same terms and conditions. Tenant shall have FIVE (5) business days from receipt of the terms to agree and enter into a lease upon the same terms and conditions as negotiated with a third party tenant, failing which this first right of refusal shall be null and void and of no further force or effect.

                                  ARTICLE THREE
                                   POSSESSION

3.01 DELIVERY OF POSSESSION

Notwithstanding the Commencement Date of the Term herein set forth, in the event that the Landlord is not able to deliver possession of the Leased Premises to the Tenant on or before the Commencement Date which is April 1, 2006, rent shall abate until delivery of possession, but this Lease shall remain in full force and effect, and the Tenant hereby accepts, such abatement of rental in full and complete satisfaction of any claims it might otherwise have against the Landlord for late delivery of possession of the Leased Premises.

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3.02 NOTIFICATION OF DEFECTS

The Tenant shall notify the Landlord of any defects and faults, excluding latent defects that are not obvious upon inspection within a one year period, in or in respect of the Leased Premises which prevent or diminish its use within thirty
(30) days of possession of the Leased Premises having been delivered to it and failing the giving of notice hereunder the Tenant shall be deemed for all purposes to have accepted the Leased Premises in the then existing condition and the Landlord shall not have any further obligation to warrant the Tenant against any such defects and faults.

3.03 INSTALLATION OF FIRE EQUIPMENT

The Tenant shall install in the Leased Premises, and maintain in proper working order, manual canister or other type of portable fire extinguishers suitable in size and type to the Landlord, and/or any other similar equipment as may be required by the carriers of insurance on the Shopping Centre or the Leased Premises or the contents therein for the purpose of protecting same from any loss by fire.

3.04 INSTALLATION AND REMOVAL OF FIXTURES

The Tenant shall perform its leasehold improvements in the Leased Premises, as described in Article 27, in the manner usual for the installation of such trade fixtures and such installation shall be completed without damage to the structure of the Leased Premises or to the heating, ventilating, air-conditioning, plumbing, electrical and other mechanical systems in the Shopping Centre.

3.05 INSTALLATION OF SIGN

The Tenant after first obtaining the written approval of the Landlord to the specifications, design, size, location and method of installation (which matters shall be wholly within the discretion of the Landlord's Architect, such discretion not to be unreasonably withheld), shall at the expense of the Tenant install, maintain and operate during such reasonable hours as the Landlord may determine a suitable illuminated sign or other illuminated advertising material on the exterior of the Leased Premises, which sign shall remain the property of the Tenant. Tenant reserves the right to either remove or leave their signage at the end of their Term. In addition, Tenant reserves right, with Landlord's prior approval (such approval not to be unreasonably withheld), to install temporary signage at temporary training location and interview space within Shopping Centre and at a prior approved location for notification purposes to potential employees of Tenant's presence prior to Lease Commencement. The Tenant shall make good any damage or injury caused to the Leased Premises resulting from such sign installation and removal.

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                                  ARTICLE FOUR
                                     RENTAL

4.01 UNDERTAKING TO PAY RENTAL

The Tenant undertakes and agrees to pay to the Landlord, or as the Landlord may in writing direct, during the Term, without any set-off, compensation or deduction whatsoever, save as otherwise herein provided, rental comprised as follows:

(I) MINIMUM RENTAL

A minimum rental (herein called "Minimum Rental") per annum during each Lease Year of SIX DOLLARS AND SEVENTY FIVE CENTS($6.75) PER RENTABLE SQUARE FOOT which with the approximate rentable square feet outlined in Section 1.01 equals TWO HUNDRED SEVENTY SIX THOUSAND EIGHT HUNDRED AND SEVENTY EIGHT AND 25/100 DOLLARS ($276,878.25) in equal monthly installments payable on the first day of each month in advance, of TWENTY THREE THOUSAND AND SEVENTY THREE AND 19/100 DOLLARS ($23,073.19) each, commencing on April 1st, 2006.

(II) ADDITIONAL RENTAL

Gross Leasable Area of the Shopping Centre is 95,343 Square Feet

An additional monthly charge commencing on April 1st, 2006, (herein called Additional Rental) TWO DOLLARS AND FOUR CENTS ($2.04) PER RENTABLE SQUARE FOOT which with the approximate rentable square feet outlined in Section 1.01 equals SIX THOUSAND NINE HUNDRED SEVENTY THREE AND 23/100 DOLLARS ($6,973.23) per calendar month payable in advance to cover the following costs, including without limitation to:

a)    Maintenance, cleaning, snow removal and lighting of the Parking lot;

b)    Maintenance, cleaning, heating and air-conditioning of the enclosed Mall;

c)    Administration;

d)    Pest Control (in accordance with Section 21.09 of this Lease);

e) General and preventive maintenance on all heating, ventilation and air conditioning (HVAC) units supporting the Leased Premises, but not replacement;

The Additional Rental is based on the actual expenses for the year immediately preceding the Commencement Date of this Lease. The Tenant agrees that on each succeeding first day of January thereafter, this amount shall be increased or decreased, as the case may be, for the year immediately following, by an amount proportional to the increase or decrease of the actual expenses over the said first day of January.

Notwithstanding the foregoing, should any Taxing Authority decree that the Landlord must pay a certain tax normally paid by the Tenant, or should the method of collection of certain taxes be altered from the previous Taxation Year to render the Landlord responsible rather than the Tenant, or should the system of real estate taxation shall be altered or varied from the previous Taxation Year and any one tax, assessment or other levy shall be levied or imposed on the Shopping Center or the revenues therefrom or the Landlord in substitution for and/or in addition to any Taxes presently levied or imposed, then the Tenant shall reimburse the Landlord for any sum claimed from the Landlord by the Taxing Authority.

(III) FURTHER CHARGES

Any and all other or further amounts which may at any time or times during the Term be or become payable or reimbursable by the Tenant to the Landlord under this Lease, and whether qualified as Additional Rental or otherwise, shall be paid or reimbursed by the Tenant to the Landlord within 10 business days after written receipt and documentation of said requested payment.

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4.02 PLACE OF PAYMENT OF RENTAL

The Tenant shall pay the rental and other charges herein stipulated without demand or other formality at the office of the Landlord at the address specified or designated in or pursuant to Article 20.

4.03 RENTAL FOR IRREGULAR PERIODS

All rental reserved herein, including, without limiting the generality of the foregoing, Minimum and Additional Rental, shall be deemed to accrue from day to day, and if for any reason it shall become necessary to calculate rental for irregular periods of less than one year an appropriate pro-rata adjustment shall be made on a daily basis in order to compute rental for such irregular period.

4.04 CURRENCY

All payments required to be made by this Lease shall be paid in lawful money of Canada (Canadian currency).

                                  ARTICLE FIVE
                               CONDUCT OF BUSINESS

5.01 USE OF PREMISES

The Tenant will not use or occupy the Leased Premises or any part thereof for any purpose other than the operation of the business of a call center, at Hawkesbury, Province of Ontario, under the name of StarTek Canada Services Ltd. So long as Tenant has met the obligations of this Lease and is not in default, Landlord will not allow another Call Center/Customer Service Center Operator to occupy space in the Hawkesbury Mall during the duration of Tenant's master lease or during the term of any extension periods.

5.02 TEMPORARY PREMISES

Landlord agrees to provide to Tenant space designated for temporary occupancy within the Shopping Centre for recruitment, interviews, training and other approved functions and as designated as a shaded area in Exhibit A-1. Tenant agrees to pay for their public utilities, such as gas and electricity, that the Tenant shall use during their occupancy of the Temporary Premises. Such occupancy of the former A & P location within the Shopping Centre shall be made available to Tenant "as is" no later than February 1st, 2006. Landlord grants Tenant the ability to use the Temporary Premises until April 30, 2006 at which point Tenant shall vacate the Temporary Premises. Tenant agrees, at the end of their occupancy of the Temporary Premises, to restore the Premises to their condition when received.

5.02 REMOVED due to Retail Verbiage

5.03 CONTINUANCE OF BUSINESS

The Tenant shall not leave said Leased Premises unoccupied or vacant, but shall continuously during the entire Term of his Lease conduct and carry on in the Leased Premises the type of business for which the Leased Premises are leased as outlined in Section 5.01.

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5.04 DAYS AND HOURS OF OPERATION

At the Tenant's sole discretion the Tenant shall have the ability to keep the Premises open continuously, 7 days per week, 365 days per year with shift work being permissible

                                   ARTICLE SIX
                                     REPAIRS

6.01 TENANT REPAIRS

a) The Tenant shall at its own expense keep its Leased Premises and all of the Tenant Improvements in Exhibit-B, including but not limited to the interior of the Leased Premises and the Tenant shall perform all Tenant's maintenance, repairs or replacements which, without limiting the foregoing shall include repairing broken floors, maintaining all partitions, fixtures, plumbing and electrical wiring, equipment and appurtenances thereof (including lighting fixtures) in good order, condition and repair. Landlord will be responsible for the replacement of all heating, ventilation and air conditioning (HVAC) units servicing the Leased Premises at their sole cost and expense. It is understood by all parties that the general and preventive maintenance of said HVAC unit be a recoverable expenses from the Tenant in accordance with Section 4.01(II) Additional Rental.

b) The Tenant shall protect from frost all pipes, water closets, sinks and accessories thereof in and about the Leased Premises and shall keep the same free from all uncleanliness or obstruction that might prevent the free working of the same and shall bear the cost of the repairs necessary to keep the same in perfect working order during the term of this Lease, on pain of all costs and damages and without any recourse against the Landlord.

6.02 MAKING OF TENANT REPAIRS

The Tenant shall, when necessary and, whether upon receipt of notice from the Landlord or not, effect and pay for such maintenance, repairs, replacements or decoration as may be the responsibility of the Tenant under this Lease by the use of contractors or other qualified workmen designated or approved by the Landlord in writing; in the event that the Tenant fails to comply with the Landlord's request to effect repairs, replacements or maintenance within the time provided for by the Landlord, then the Landlord may cause such repairs, replacements or maintenance to be undertaken and add the cost thereof plus a charge of 10% for supervision to the next monthly installment of rental each of which may be collected in the same manner as arrears of rental. In the event of any alterations or repairs carried out by the Tenant, its contractors or sub-contractors must carry such Workmen's Compensation or General Liability and Property Damage Insurance for the protection of the Landlord, as the Landlord may reasonably require, and must display evidence to the Landlord of such insurance before work is commenced.

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6.03 DELIVERY OF PREMISES IN REPAIR

At the end of the Term, the Tenant will deliver to the Landlord vacant and clean possession of the Leased Premises, interior of the Premises only, in the condition in which the Tenant is required to maintain the Leased Premises, normal wear and tear due to age excepted. No restoration clause or obligations will apply to Tenant. Tenant reserves the right, per Section 11.02 INSTALLATION OF SPECIAL EQUIPMENT, to install a generator and/or UPS outside of Tenant's Leased Premises. Tenant will remove this equipment at the end of their Lease, no restoration clause will apply and said equipment will remain the property of the Tenant. The Tenant shall surrender and yield the Leased Premises and all Tenants' Improvements made in accordance with Article 27 to the Landlord, without compensation, subject to normal wear and tear due to age excepted with the exception of Tenant's furniture, fixtures and equipment which shall not be surrendered to Landlord. Tenant shall make a good faith effort to not damage the Premises upon their removal of said furniture, fixtures and equipment. The Tenant undertakes not to demolish said Tenants' Improvements made in accordance with Article 27.

6.04 INSPECTION OF REPAIR BY LANDLORD

The Landlord and any employee, servant or agent of the Landlord shall be entitled, at anytime and from time to time, during business hours, to enter and examine the state of maintenance, repair, decoration and order of the Leased Premises, all equipment and fixtures within the Leased Premises and any improvements now or hereafter made to the Leased Premises and the Landlord may give notice to the Tenant requiring that the Tenant perform such maintenance or effect such repairs, replacement or decoration as may be found necessary from such examination: the failure of the Landlord to give such notice shall not however relieve the Tenant from its obligations to maintain, repair, decorate and keep the Leased Premises and appurtenances in good order as a careful owner would do and to make such replacements as may be necessary. Landlord is obligated to restore, repair, replace and maintain all parts of the Shopping Centre and all heating, ventilation and air condition (HVAC) units systems serving the Premises that the Tenant is not obligated to restore, repair, replace and maintain themselves as outlined in this Lease, save and except for any and all work as described in Article 27 for which the Tenant is solely responsible to restore, repair, replace and maintain during this Lease, to the complete exoneration of the Landlord.

6.05 MAJOR REPAIRS

Should any "major repairs" such as repairs to the roof, the structure and/or to the foundations of the Shopping Center on or about the Leased Premises become or be deemed necessary by the Landlord, the Tenant shall permit the same to be performed so long as Tenant has been informed of such repairs and so long as those repairs do not impair or interrupt Tenant's business operations. There shall be no abatement in rent provided that such repairs are made with reasonable promptness and so long as those repairs do not impair or interrupt Tenant's business operations, Tenant shall act reasonably.

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6.06 DAMAGE TO LEASED PREMISES BY FIRE

In the event that the Leased Premises are wholly or partially destroyed by fire, or by other peril, against which the Leased Premises are insured, this Lease shall continue and shall remain in full force and effect throughout the remainder of the Term, provided, at the option of the Landlord;

a) That the Landlord notifies the Tenant within ninety (90) days of the occurrence of the destruction that it will repair or rebuild or not repair and/or not rebuild the same;

b) That the Landlord commences repair or reconstruction of the destruction within one hundred and twenty (120) days of the destruction and completes said repair or reconstruction with reasonable promptness. Such repair, reconstruction or rebuilding of Tenant's Leased Premises shall be representative of its original state prior to the damage. The Tenant shall be responsible for reconstruction of its own improvements, as more fully described, in Article 27 attached hereto, to the complete exoneration of the Landlord.

Subject to the foregoing, the rent shall abate commensurate with the destruction until the Landlord notifies the Tenant that the Leased Premises are ready for occupation.

c) It is understood and agreed that nothing contained in this Article shall obligate the Landlord to rebuild the Leased Premises or any part thereof according to the original plans and specifications. In the event that the Landlord notifies the Tenant of said decision not to repair and/or rebuild the Leased Premises, this Lease shall terminate upon Landlord's written notification of said intent and Tenant shall be relieved of any future obligation to pay rent under this Lease.

6.07 DAMAGE TO SHOPPING CENTRE BY FIRE

a) In the event of damage to or destruction of the Shopping Centre by fire, lightning tempest or other casualty so that the Leased Premises are wholly unfit for the business of the Tenant or partially unfit for the business of the Tenant, the Lease shall not be terminated but the rental provided to be paid hereunder or a proportionate part thereof shall be abated until the Shopping Centre shall have been rebuilt or the Leased Premises made fit for the business of the Tenant, whichever is earlier; such abatement shall be in an amount to be reasonably decided by the Landlord having regard to the nature and extent of such damage or destruction.

b) In the event of damage to 50% or more of the area of the buildings forming part of the Shopping Centre or destruction of the Shopping Centre, the Lease may be terminated, at the option of the Landlord - such option not to be unreasonably withheld, by the Landlord giving to the Tenant, within 90 days after the occurrence of such damage to or destruction of the Shopping Centre notice in writing of the termination of the Lease and thereupon rental and all other payments for which the Tenant is liable under the Lease shall be apportioned and paid to the date of the occurrence of such damage or destruction and the Tenant shall immediately upon receipt of such notice make the payment required and deliver up possession of the Leased Premises to the Landlord; provided however, that such termination shall not affect the obligations of any Guarantor to the Landlord arising from obligations of the Tenant existing prior to the date such notice of termination is given.

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c)    In the event of damage to or destruction of the Tenant's employee parking area leaving said parking areas unusable to Tenant (but the Leased Premises is functional and operational), Landlord will use its best efforts to work with the City of Hawkesbury and/or any private third party in cooperation with Tenant and other appropriate parties to find adjacent alternate parking on a temporary basis at no cost to Tenant until usage of such designated parking is restored.

d) It is understood and agreed that nothing contained in this Article shall obligate the Landlord to rebuild the Shopping Centre or any part thereof according to the original plans and specifications.

6.08 LANDLORD'S RIGHT TO ENTER FOR REPAIRS

The agents and representatives of the Landlord shall have the right to enter the Leased Premises at all times during business hours to examine the same or to make such alterations or repairs as they shall deem necessary for the safety or preservation or proper administration or improvement of the Leased Premises and of the Shopping Centre, and of the leasable premises adjoining the Leased Premises. Such entry shall be deemed not to be an interference with the tenant's possession under the Lease.

                                  ARTICLE SEVEN
                       PARKING COMMON AREAS AND FACILITIES

7.01 TENANT'S USE OF PARKING AREAS

a) The employees of the Tenant shall be entitled, during the Tenant's 24/7, 365 days per year business hours, to the use of the Tenants designated parking areas of the Shopping Center.

b) The Tenant, its employees, suppliers and other persons having business with the Tenant shall be prohibited from using any part of the customer parking areas as such may be designated and changed from time to time by the Landlord; tenant and employee parking shall be limited to specified places, arranged so as to cause minimal interference to business within the Shopping Centre, but shall in no event total less than 400 designated parking spaces for Tenant's sole use. Parking shall be regulated by the Landlord in a reasonable manner and the Tenant and its employees, suppliers and other persons not customers shall abide by such regulations as may from time to time be established by the Landlord. If requested by the Landlord the Tenant shall supply its employees' automobile license numbers to the Landlord.

c) Should employees of the Tenant park their automobiles in areas not allocated for that purpose, the Landlord shall, for the first offence of any employee of the Tenant, notify Tenant promptly and provide adequate time for the Tenant to remove the said trespassing vehicles. Should the Tenant not remove said vehicle within 3 hours of notification, the Tenant will pay the costs of such removal. For the second offence of any employee of the Tenant and any other contravention to the designated parking spaces, the Landlord shall be allowed to remove any and all vehicles, the whole without any prior notice to the Tenant and/or to its employees, and the Tenant shall pay to the Landlord the cost of said removal and a fine of FIVE HUNDRED DOLLARS ($500.00) per car removed.

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d)    Tenant's designated parking, as outlined in Exhibit "C", shall be clearly denoted and designated for Tenant's exclusive usage.

7.02 CONTROL OF COMMON AREAS AND FACILITIES

The Landlord will, at all times, have the right of control over the Common Areas and Facilities, and if applicable of the enclosed mall on which the Leased Premises open. Such control of the mall applies to signs, use of show windows, and general tenant publicity visible from the mall, as well as to the use made by the tenants and/or the public of this mall. The Landlord has the right to close the Shopping Centre mall to the public, at his sole option, outside regular business hours, Sundays and holidays included. Such closings of the Shopping Centre Mall itself shall not affect or prohibit Tenant from access to and use of their Leased Premises as outlined in Section 5.04.

7.03 REMOVED

7.04 CHANGES TO COMMON AREAS AND FACILITIES

Nothing contained in this Lease shall be construed so as to prevent or in any way restrict the Landlord from altering the location of common areas and facilities from time to time or from erecting additional buildings or extending existing buildings and the Landlord may make such changes or additions to the Shopping Centre as in its sole discretion the Landlord may consider necessary or desirable. Such changes to common areas and facilities shall not prohibit, disrupt or restrict access to Tenant's Leased Premises.

7.05 MAINTENANCE OF COMMON AREAS AND FACILITIES

The Landlord shall, during the Term insure, operate, maintain, light and clean the Common Areas and Facilities and if applicable heat and air condition the enclosed Mall.

                                  ARTICLE EIGHT
                             ASSIGNMENT SUB-LETTING

8.01 CONSENT REQUIRED

The rights of the Tenant under this Lease shall not be transferred, assigned or sold and the Tenant shall not sublet the whole or any part of the Leased Premises to any party without, in either case, the prior written consent of the Landlord which consent shall not be unreasonably withheld.

8.02 LIABILITY FOLLOWING ASSIGNMENT

Any such transfer, assignment, sub-leasing, or otherwise, shall be subject to all the terms and conditions of this Lease and the Tenant will remain jointly and severally liable with any such transferee, assignee, or sub-tenant, without benefit of division or discussion and whether such joint and several responsibility be mentioned or not in any consent to such transfer, assignment or subleasing, unless the Landlord shall have waived in writing its rights under this Article 8.02.

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                                  ARTICLE NINE
                                    INSURANCE

9.01 TENANT INSURANCE

The Tenant shall take out and keep in force during the Term, insurance upon all glass and plate glass in the Leased Premises, whether provided by the Landlord or the Tenant, and property damage and public liability insurance all in amounts and with policies in form satisfactory from time to time to the Landlord with insurers acceptable to the Landlord. Each such policy shall name the Landlord as an additional insured as its interest may appear and in the case of such public liability insurance as between the Landlord and the Tenant; the cost or premium for each and every such policy shall be paid by the Tenant. The Tenant shall obtain from the insurers under such policies undertaking to notify the Landlord in writing at least ten (10) days prior to any cancellation thereof. The Tenant agrees that if the Tenant fails to take out or to keep in force such insurance, the Landlord will have the right to do so and to pay the premium therefor and in such event the Tenant shall repay to the Landlord the amount paid as premium which repayment shall be deemed to be Additional Rental payable on the first day of the next month following the said payment by the Landlord. The Tenant shall take out and keep in force during the term hereof fire insurance covering his stock-in-trade, furniture, fixtures and improvements in an amount equal to the full insurable value thereof.

9.02 NO INCREASE IN INSURANCE

The Tenant will not upon the Leased Premises do or permit to be done, or omit to do anything which shall cause or have the effect of causing the rate of insurance upon the Shopping Centre or any part thereof to be increased and if the insurance rate shall be thereby increased, at any time during the Term, because of the actual use and occupancy of the Leased Premises by the Tenant or the nature of the Tenant's business, the Tenant shall pay to the Landlord as Additional Rental the amount by which the insurance premiums shall be so increased. The Tenant will not store or permit to be stored upon or in the Leased Premises anything that is not offered or to be offered for sale in the Leased Premises nor anything of a dangerous, inflammable or explosive nature nor anything which would have the effect of increasing the Landlord's insurance costs or of leading to the cancellation of such insurance. In such event the Landlord may at its option and at the expense of the Tenant enter upon the Leased Premises and rectify the situation causing such cancellation or rate increase.

9.03 PAYMENT OF INSURANCE BY TENANT

The Tenant shall pay to the Landlord as Additional Rental hereunder a proportionate share of the annual aggregate of the premiums for fire, rental, boiler, liability and similar other insurance upon the Shopping Centre or any part thereof at any time or times during the Term hereof, such proportionate share being the proportion that the Area of the Leased Premises bears to the Gross Leasable Area in the Shopping Centre.

9.04 EVIDENCE OF TENANT INSURANCE

The Tenant agrees to produce to the Landlord, upon demand, evidence of any insurance it is obligated to maintain under the provisions of the Lease.

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                                   ARTICLE TEN
                               TENANT ALTERATIONS

10.01 PERMISSIBLE TENANT ALTERATIONS

10.01 The Tenant may at any time and from time to time as its expense, paint and decorate the interior of the Leased Premises and make such changes, alterations, additions and improvements, in and to the Leased Premises as will in the judgment of the Tenant better adapt the Leased Premises for the purpose of its business; provided, however, that no changes, alterations, additions or improvements to the structure, any perimeter wall, the store front, the heating, ventilating, air-conditioning, plumbing, electrical or mechanical equipment or the concrete floor or the roof or ceiling shall be made without the prior written consent of the Landlord, or without the use of contractors or other qualified workmen to be approved by the Landlord, such approval not to be unreasonable withheld. All changes, alterations, additions and improvements, whether structural or otherwise, shall comply with all applicable statutes, regulations or by-laws of any municipal, provincial or other governmental authority. The Tenant shall pay to the Landlord the amount of the increase for any insurance coverage and/or realty taxes to the extent that such increase is directly attributable to any action by the Tenant under this paragraph. At the end of the Term all changes, alterations, additions and improvements made to or installed upon or in the Leased Premises and which in any manner are attached in, to, or under the floors, walls or ceilings shall remain upon and be surrendered to the Landlord with the Leased Premises as a part thereof, without disturbance, molestation or injury and shall be and become the absolute property of the Landlord without any payment or indemnity by the Landlord or any third party to the Tenant.

10.02 PROHIBITIONS

The Tenant, or its employees, agents or representatives, is expressly prohibited from entering upon the roof of the Shopping Centre, for any reason whatsoever. Without limiting the foregoing, the Tenant shall not make any repairs, openings or additions to any part of the exterior of the Leased Premises, nor place any attachments, decorations, signs or displays in any mall or on the roof, without the written consent of the Landlord, failing which the Tenant will be held fully responsible for all ensuing costs and damages, whether to remove such items or to effect repairs needed as a result of such acts.

10.03 TENANT INSTALLATIONS

a) The Tenant shall not overload any floor of the Leased Premises nor shall it hang or suspend from any wall or ceiling or roof or other part of the Shopping Centre any of its equipment or fixtures.

b) If the Tenant installs any electrical equipment which overloads the electrical facilities, it shall at its own expense, make whatever changes are necessary to comply with the requirements of the Governmental authorities having jurisdiction and of the Insurers of the Shopping Centre, but not until it first submits to the Landlord plans and specifications for the required work and obtains the Landlord's written approval to perform same, such approval not to be unreasonably withheld.

c) The Tenant shall not erect, install, display, inscribe, paint or affix any sign, lettering or advertising medium to, upon or above the exterior of the Leased Premises nor to the interior glass surface of any show-window or door.

d) The Tenant shall not install any exterior lighting or awnings or decorations or painting or erect fences, nor shall the Tenant install any radio or television antenna, loud speakers, or similar devices on the roof or exterior walls of the Shopping Centre.

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                                 ARTICLE ELEVEN
                            HEATING, AIR CONDITIONING

11.01 LANDLORD TO HEAT AND AIR-CONDITION

a) The Landlord shall heat the enclosed Mall during all hours when heat is necessary. The Landlord shall supply adequate heating in such a manner as to keep the Leased Premises reasonably warm when it is required and the Tenant shall pay the utility costs for said heat for their Leased Premises, based on Tenants hours of operation as outlined in Article 5.04 except during the making of repairs; but should the Landlord make default in so doing, it shall not be liable for indirect or consequential damage or damages for personal discomfort or illness.

b) The Landlord shall supply adequate cooling in such a manner as to keep same reasonably cool during the months of May to September and the Tenant shall pay the utility costs for said air-conditioning of the Leased Premises for all hours when cooling is necessary based on Tenants hours of operation as outlined in Article 5.04. The Landlord shall air condition the enclosed Mall, except during the making of repairs; but should be Landlord make default in so doing, it shall not be liable for indirect or consequential damage or damages for personal discomfort or illness.

c) Payment for the above services on the part of the Tenant shall be paid by the Tenant to the appropriate providers of said services.

d) Tenant's electricity and gas shall be separately metered from other Shopping Centre Tenants. Tenant shall pay said electricity and gas costs, but Landlord shall pay any costs associated with separately metering Tenant's Leased Premises if said separate metering is not currently in place.

11.02 INSTALLATION OF SPECIAL EQUIPMENT

Any special or separate or additional ventilating systems and/or heating and/or air-conditioning capacities required by the Tenant, because of its installations and/or use of the Leased Premises, in addition to the Landlord's standard ventilation, heating and air-conditioning systems and/or capacities, shall be installed and/or paid for by the Tenant, with the design, location and method of installation of such equipment being satisfactory to, subject to the prior written approval of the Landlord, such approval not to be unreasonably withheld. Tenant reserves the right, at their sole cost and expense, to install a generator and/or UPS system outside of Tenant's Leased Premises; such space shall be provided at the exterior perimeter of the building or within the Shopping Centre's exterior parking lot by Landlord for such installation for the Term of Tenant's Lease at no cost to Tenant.

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                                 ARTICLE TWELVE
                 UTILITIES, TENANT'S TAXES, REALTY TAX INCREASES

12.01 TENANT'S TAXES AND UTILITIES

a) The Tenant shall pay for its electricity, gas and telephone and all business taxes, water and garbage taxes, licenses, rates and other charges levied or assessed on or in respect of or in relation to the business carried on by and/or the assets of the Tenant within the Leased Premises, including municipal and school taxes on improvements made by the Tenant to the Leased Premises, whether such taxes or charges are charged to the Landlord or to the Tenant. In the event of the Tenant failing to pay for such utilities and/or for any such taxes, licenses, rates or charges which it has herein covenanted to pay and which shall constitute a lien or charge upon the Leased Premises or the contents, or the Shopping Centre, the Landlord, if such default is not cured after giving ten (10) days notice to the Tenant, may pay all or any of the same and all of such payments so made shall constitute rental forthwith payable with interest at the rate of one percent (1%) per annum above the prime rate of Bank Interest then in effect from the date of each such payment until fully paid; provided, however, that where there is a bona fide dispute of the amount or propriety of any payment alleged to be due from the Tenant, and forfeiture will not result from non-payment, the Landlord shall not pay the same until such dispute has been resolved by either agreement of the Tenant, or by the decision of a competent authority whichever is earlier in date; whereupon such period of ten (10) days will commence on the date of such agreement or decision.

ALLOCATION OF TAXES

b) If a separate allocation of Taxes is not issued by the relevant Taxing Authority with respect to any Tenant improvement of the Leased Premises, the Landlord or the Tenant may from time to time apply to the Taxing Authority for a determination of the Taxes attributable to such Tenant improvement, which determination shall be conclusive for the purposes of this Article. In the event that no such determination may be obtained from the Taxing Authority, the Landlord shall establish the Taxes attributable to such Tenant improvement using the then current established principles of assessment used by the Taxing Authority, and if possible, retain for that purpose at its expense an official of the Taxing Authority, which determination shall be conclusive and binding between the parties hereto.

TENANT TO REIMBURSE

c) The Tenant agrees to reimburse the Landlord for any of the utilities and/or Tenant Taxes or share thereof which have been paid by the Landlord for account or on behalf of the Tenant within then (10) days after being so notified in writing.

12.02 TAXES

In this Lease, a) TAXES

"Taxes" mean all taxes imposed, levied or assessed upon or in respect of the Shopping Centre or any portion thereof by any Taxing Authority, and include, without any limitations, all municipal, school and special taxes, but exclude the taxes payable by the Tenant pursuant to Article 12.01 hereof;

b) TAXATION YEAR

"Taxation Year" means the year used by each Taxing Authority for the purpose of levying, imposing or assessing Taxes;

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12.03 PAYMENT OF TAXES BY LANDLORD

Subject as hereinafter provided, the Landlord shall be responsible, in each Taxation Year, for the payment to the relevant Taxing Authorities of all Taxes charged in respect of the Shopping Centre.

12.04 PAYMENT OF TAXES BY TENANT

a) The Tenant shall pay to the Landlord a proportionate share of the amount of Taxes applicable to the Shopping Centre in each Taxation Year, such proportionate share being the proportion that the Area of Leased Premises bears to the gross Leasable Area in the Shopping Centre.

b) In the event the Leased Premises are separately assessed, then the Tenant shall pay all Taxes thereon plus a proportionate share of the amount of Taxes applicable to the Common Areas and Facilities in each Taxation Year, such proportionate share being the proportion that the Area of the Leased Premises bears to the gross Leasable Area in the Shopping Centre.

c) Tenant's proportionate share shall be paid in 12 monthly installments in advance in an amount and at a time to be established by the Landlord. The monthly installment should not exceed 1/12th of the Tenant's share for the last Taxation Year and the time of payment of the last installment should correspond with the due date for payment of Taxes to the Taxing Authorities for the next Taxation Year.

d) Upon receipt of all Tax bills attributable to any Taxation Year during the Term, the Landlord shall furnish the Tenant with a written statement of the actual amount of the Tenant's proportionate share. If the amount paid by the Tenant under this section for any Taxation Year shall be less than the actual amount due from the Tenant for such year, then the Tenant shall pay to the Landlord the difference between the amount paid and the actual amount due, such deficiency to be paid within ten (10) days after demand therefor by the Landlord. If the Total amount paid shall exceed such actual amount due, such excess shall promptly be refunded by the Landlord to the Tenant.

e) Should the Lease Year commence or expire or be terminated on a different date than the Taxation Year, all the amounts payable under this Article shall be apportioned on a per diem basis.

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                                ARTICLE THIRTEEN
                             EXCLUSION OF LIABILITY

13.01 PROPERTY OF TENANT

The Landlord, its agents, servants and employees shall not be liable for damage or injury to any property of the Tenant which is entrusted to the care or control of the Landlord, its agents, servants or employees, unless caused by willful act or gross neglect of Landlord.

13.02 DAMAGES OR INJURY TO TENANT

The Landlord, its agents, servants and employees shall not be liable nor responsible save for its or their own negligence, for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent or customer of the Tenant or any other person who may be upon the Leased Premises or for any loss or damage or injury to any property belonging to the Tenant, or to its employees or to any other person while such property is on the Leased Premises, and the Tenant shall indemnify and save harmless the Landlord from and against any and all manner of actions or causes of action, damages, loss, costs or expenses which the Landlord may sustain, incur or be put to by reason of any personal or consequential injury to any person as aforesaid who may be upon the Leased Premises or any loss of or damage or injury to any property belonging to any person as aforesaid while such property is on the Leased Premises, and in particular (but without limiting the generality of the foregoing) the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure by reason of a breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue or flow from any part of the Shopping Centre or from any other place or quarter or for any damage caused by anything done or omitted by any tenant, unless caused by willful act or gross neglect of Landlord, but the Landlord shall use all reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Tenant, after notice of same, when it is within its power and obligation so to do. Nor shall the Tenant be entitled to any abatement of rental in respect of any such condition, failure or interruption of service.

13.03 DAMAGES FOR ENTRY BY LANDLORD

The Landlord, its agents, servants, employees or contractors shall not be liable for any damage suffered to the Leased Premises or the contents thereof by reason of the Landlord, its agents, servants, employees or contractors entering upon the Leased Premises to undertake any examination thereof or any work therein or in the case of any emergency, unless caused by willful act or gross neglect of Landlord.

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                                ARTICLE FOURTEEN
                               LEGAL RELATIONSHIP

14.01 RELATIONSHIP OF PARTIES

It is understood and agreed that nothing contained in the Lease nor in any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord, Tenant and, if applicable, Guarantor.

14.02 SEVERAL TENANTS

Should the Tenant comprise two or more persons each of them, and not one for the other or others, shall be jointly and severally bound with the other or others for the due performance of the obligations of the Tenant hereunder, without the benefits of division and discussion or compensation. Where required by the context hereof the singular shall include the plural and the masculine gender shall include either the feminine or neuter genders, as the case may be, and vice-versa.

14.03 SUCCESSORS ASSIGN ETC.

Subject to the provision of the Lease respecting assignment by the Tenant, this Lease shall enure to the benefit of and be binding upon the Landlord, its successors and assigns and the heirs, executors, administrators and other personal legal representatives, successors and assigns of the Tenant and Guarantor, if any.

14.04 MANAGEMENT OF SHOPPING CENTRE

The Tenant acknowledges to the Landlord that the Shopping Centre may be managed or operated by any party other than the Landlord as the Landlord may in writing designate, and to all intents and purposes any manager of the Shopping Centre, so designated, shall be the party at the Shopping Centre authorized to deal with the Tenant. Should the Shopping Centre change ownership or management during the term of Tenant's lease, this Lease remains in effect and binding to all new parties to the ownership structure. Tenant shall be notified in writing at the time of ownership transfer and shall be provided contact information for said new ownership.

                                 ARTICLE FIFTEEN
                         LANDLORD'S REMEDIES AND RIGHTS

15.01 LANDLORD'S RIGHT TO RELET IN CASE OF VACANCY

In case the Leased Premises shall be deserted or vacated for a delay of NINETY
(90) days, then, the Landlord shall have the right, if it thinks fit and so long as it complies with the laws of Ontario, to enter the same, as the agent of the Tenant either by force or otherwise without being liable to any prosecution therefore, and to relet the said premises as the agent and at the risk of the said Tenant and to receive the rent therefor. Landlord to provide notice and cure of any default before Landlord exercises its remedies by providing 30 days written notice of Landlord's intent. Said notice shall go to STARTEK CANADA SERVICES LTD. attn: VP of Real Estate 44 Cook Street Denver CO 80206 OFFICE:
(303)-399-2400 FAX: (303)- 388-9795. Landlord acknowledges that Tenant's business may be cyclical with ramp-ups and ramp downs of business.

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15.02 REMEDIES OF LANDLORD

If and when the rent hereby reserved shall not be paid on the day appointed for payment thereof, or in case of non-payment of any other sums which the Tenant, under any provision hereof has agreed to pay, or in case the said premises shall be vacated or become vacant or remain unoccupied, or be not used for the purposes herein permitted, or in case this Lease, or any goods and equipment of the Tenant, shall be taken in execution or in attachment, or if a writ of execution shall issue against the goods or equipment of the Tenant; or if the Tenant shall make an assignment for the benefit of its creditors, or become bankrupt or insolvent, or take the benefit of any Act that may be in force for bankrupt or insolvent debtors, or make a proposal, or shall not observe, perform and keep all and every of the covenants, agreements, provisions, stipulations and conditions, herein contained, to be observed, performed and kept by the Tenant or attempt to move its belongings out of the Leased Premises, the full amount of the current month's rent and the next three (3) months rent shall immediately become due and payable and the Landlord may immediately distrain for same together with any arrears then unpaid and this Lease shall immediately, at the option of the Landlord, become forfeited and determined, and the Landlord, may, without notice or any form of legal process, forthwith re-enter upon and take possession of the Leased Premises and remove the Tenant's effects therefrom, any statute or law to the contrary notwithstanding; the whole without prejudice to, and under reserve of, all other rights and recourses of the Landlord to claim any and all losses and damages sustained by the Landlord by reason of or arising from any default of the Tenant. Landlord to provide notice and cure of any default before Landlord exercises its remedies.

15.03 PAYMENT OF LANDLORD'S EXPENSES

If at any time an action is brought for recovery of possession of the Leased Premises, for the recovery of rental or any other amount due under the provisions of this Lease, or because of a breach by act or omission of any other covenant herein contained on the part of the Tenant, and a breach is established, the Tenant shall pay to the Landlord all expenses incurred therefore, including Attorney's fees.

15.04 RIGHT OF LANDLORD TO PERFORM TENANT COVENANT

a) All covenants and terms herein contained to be performed by the Tenant shall be performed by it at its expense and if the Landlord shall pay any sum of money or do any act which requires the payment of money by reason of the failure, neglect or refusal of the Tenant to perform such covenant or term, or if the Tenant fails to pay any moneys due by it to the Landlord hereunder, the sum or sums of money so paid by or owing to the Landlord shall be considered as Additional Rental and shall be payable by the Tenant to the Landlord on the first day of the month next succeeding such payment.

b) All sums, in addition to the Minimum Rental payable hereunder by the Tenant are hereby deemed and declared to be Additional Rental under the terms of this Lease. If the Tenant shall fail to pay, when the same is due and payable, any Rent or any Additional Rent, the Landlord shall have the right to charge the amount due plus interest at an annual percentage rate of 10% for as long as the overdue account remains outstanding. The foregoing shall not relieve the Tenant from its obligation to pay the rent and other charges on the respective due date, nor does it constitute a waiver of any of Landlord's rights and remedies under the Lease.

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15.05 NO WAIVER BY LANDLORD

a) The subsequent acceptance of rent hereunder by the Landlord shall not be deemed a waiver of any preceeding breach of any obligation hereunder by the Tenant other than the failure to pay the particular rent so accepted. The waiver of any breach of any covenant, term or condition by the Landlord herein shall not constitute a waiver of any other breach regardless of the knowledge thereof.

b) No covenant, term or condition of this Lease shall be waived except by written consent of the Landlord and the forbearance or indulgence by the Landlord in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed by the Tenant of the said covenant, term or condition, the Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence.

c) Any condoning excusing or overlooking by the Landlord of any default, breach or non-performance by the Tenant at any time or times in respect of any payment, covenant, agreement, provisions or conditions contained in the Lease shall not operate as a waiver of the Landlord's rights in respect of any subsequent and/or continuing default, breach or non-performance nor so as to defeat or affect in any way the rights of the Landlord herein in respect of any such subsequent default, breach or non-performance at all times. Time shall be of and continue to be of the essence of the Lease and of all the covenants, agreements, provisions or conditions contained in the Lease.

15.06 LANDLORD'S RIGHT OF SEIZURE

Landlord waives any right to a Landlord's lien on the Tenant's property or right to distrain or otherwise seize said property of Tenant's.

15.07 SERVICE OF PROCESS

Notwithstanding Article 20.01, the Tenant hereby elects domicile at the Leased Premises for the purpose of service or formal receipt of any writs of summons or other legal documents in any action or proceeding whatsoever by the Landlord to enforce its rights hereunder, or any of them.

                                 ARTICLE SIXTEEN
                             MORTGAGES, ENCUMBRANCES

16.01 LANDLORD'S RIGHT TO MORTGAGE

The rights of the Landlord under this Lease may be hypothecated, mortgaged, pledged, ceded, charged, transferred or assigned to a purchaser or to an hypothecary creditor or trustee for bond holders and the Tenant agrees that in the event of a sale or of a default by the Landlord under any hypothec, mortgage, trust deed or trust indenture and the purchaser, hypothecary, creditor, mortgagee or trustee, as the case may be, duly entering into possession of the Shopping Centre or the Leased Premises, the Tenant agrees to attorn to and become the Tenant of such purchaser, hypothecary creditor, mortgagee or trustee under the terms of this Lease. The Tenant requires a subordination, non-disturbance and attornment agreement form Landlord's existing lender and any new lender to the property and the Tenant undertakes to pay for all costs related to said subordination.

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16.02 TENANT MAY NOT ENCUMBER

The Tenant covenants that it will not permit, do, nor cause anything to be done to the Leased Premises which would allow any privilege, lien, hypothec, mortgage, pledge, charge or encumbrance of any nature whatsoever to be imposed or to remain upon the Leased Premises or the Shopping Centre. Notwithstanding anything herein contained, the Tenant shall not perform, or cause to be performed, any alterations in the premises, or any repairs thereto, until it has first received waivers of lien from all contractors, sub-contractors and suppliers and submitted same to the Landlord.

                               ARTICLE SEVENTEEN
                                  MISCELLANEOUS

17.01 CAPTIONS

Any captions appearing in the margin of this Lease have been inserted as a matter of convenience and reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provision hereof.

17.02 GOVERNING LAWS

The Lease shall be construed and governed by the laws of the Province in which the Building is situated. Should any provisions of the Lease and/or of its conditions be or become illegal or not enforceable under the laws of such Province, it or they shall be considered separate and severable from the Lease and its remaining provisions and conditions shall remain in force and be binding upon the parties hereto though the said provision or provisions or conditions had never been included.

17.03 EXECUTION OF LEASE

The Landlord shall not be deemed to have made an offer to the Tenant by furnishing to the Tenant a copy of this Lease with particulars inserted; notwithstanding that the first installment of minimum rental may be received by the Landlord when this Lease is received by it for signature, no contractual or other rights shall exist or be created between the Landlord and Tenant until such time as all parties to this Lease have executed the same.

17.04 REPRESENTATION BY LANDLORD

The Tenant acknowledges that there have been no representations made by the Landlord which are not set out in the Lease, and that the Lease constitutes the entire agreement between the Landlord and the Tenant and may be modified except as herein explicitly provided or except by subsequent agreement in writing duly signed by the Landlord and the Tenant and, if applicable, the Guarantor.

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17.05 REGISTRATION OF LEASE

It is an essential condition of this Lease, without which this Lease would not have been executed by the Landlord, that this Lease shall not be registered at length but only by memorial and then only after the form and terms of such memorial have been approved by the Landlord or by its legal counsel. The Tenant shall pay all costs and expenses involved in the registering of this Lease by memorial, including the cost of providing the Landlord with a registered copy of such memorial.

                                ARTICLE EIGHTEEN

18.01 LANDLORD'S RIGHT TO RELET

The Landlord may at any time within one hundred and twenty (120) days before the end of the Term enter the Leased Premises and bring others at all reasonable hours for the purpose of offering the same for rent, and for that purpose the Landlord may, during such period, place or affix in and upon the Leased Premises such notices, placards or other advertising materials as the Landlord may deem suitable.

                                ARTICLE NINETEEN

19.01 OVERHOLDING TENANT

In the event the Tenant remains in possession of the Leased Premises after the end of the Term and without the execution and delivery of a new lease, there shall be no tacit renewal of this Lease and of the Term hereby granted and the Tenant shall be deemed to be occupying the Leased Premises as a tenant from month-to-month, subject to a 30-day notice of termination by the Landlord, at a monthly rent payable in advance on the first day of each month equal to the sum of (i) the monthly Minimum Rental payable during the last month of the Term of the Lease and (ii) the Additional Rental herein specified; and otherwise upon the same terms, conditions and provisions as are set forth in this Lease insofar as the same are applicable to a month-to-month tenancy.

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                                 ARTICLE TWENTY

20.01 NOTICES AND ADDRESSES

Any notice, demand, request or consent required or contemplated by any provision of this Lease to be given or made shall be given or made in writing and delivered or mailed in the case of the Landlord at 8300, Pie-IX, Montreal, Province of Quebec, H1Z 4E8, or to such address as the Landlord shall designate from time to time; and delivered, or mailed as aforesaid, in the case of the Tenant at the address of the Leased Premises. Any such notice, demand, request or consent shall be conclusively deemed to have been given or made on the day on which such notice, demand, request or consent is delivered or, if mailed, then on the next business day following the date of the mailing, as the case may be. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder. All payments required to be made by this Lease shall be addressed as provided for in this section unless otherwise directed by the Landlord. All Tenant correspondence shall be directed to:
STARTEK CANADA SERVICES LTD. attn: VP of Real Estate 44 Cook Street Denver CO 80206 OFFICE: (303)-399-2400 FAX: (303)- 388-9795

                               ARTICLE TWENTY ONE
                              RULES AND REGULATIONS

21.01 CONDITION OF PREMISES

At the sole cost and expense of the Tenant, the Leased Premises shall be kept in a clean and sanitary condition in accordance with the laws of the Municipality and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the Municipality, other agencies having jurisdiction or the insurers of the Landlord; in the event that the Tenant fails to comply with the foregoing provisions the Landlord may rectify the situation and collect the expense for such work from the Tenant in the same manner as provided for in Article 6.02 for omitted repairs.

21.02 NO NUISANCE

The Tenant shall not use or permit any part of the Leased Premises to be used in such manner as to cause a nuisance nor to cause or permit annoying noises or vibrations or offensive odors. The Tenant agrees that the Landlord shall determine in its own discretion if any such state or condition exists.

21.03 REMOVED/Retail Verbiage

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21.04 OTHER RULES AND REGULATIONS

The Landlord reserves the right to make any such reasonable rules and regulations as in its judgment may, from time to time, be necessary for the proper and successful operation of the Shopping Centre as a whole, for the safety, care and cleanliness of the buildings and for the comfort and convenience of the tenants thereof and for the preservation and good order in the building. Such rules and regulations, however, shall not be inconsistent with the proper enjoyment by the Tenant of the Leased Premises, or with the terms of the present Lease. They shall be mailed by the Landlord to the Tenant for Tenant's review prior to Lease execution and shall be deemed to form part of the present Lease as if recited at length herein and shall be binding upon the parties thereto.

21.05 PUBLIC ORDER

The Tenant shall at all times abide by all laws, rules, regulations, ordinances, provisions and requirements, relating to the Shopping Centre or to the Leased Premises, and shall make a good faith effort to keep the Leased Premises, its employees and clients under its control so as to prevent the performance of any acts or the carrying on of any practices which could damage the Shopping Centre or the Leased Premises or could injure or annoy the other tenants in the Shopping Centre, their employees or the public.

21.06 RECEIVING OF SUPPLIES

All loading and unloading of supplies, fixtures, equipment and furniture shall be made at such hours and in accordance with such rules as the Landlord may prescribe. If the Leased Premises have a rear service door leading to a common truck receiving area, all loading and unloading of merchandise, etc., shall be made only through that rear access.

21.07 REFUSE REMOVAL

The Tenant shall not place or leave or permit to be placed or left in or upon any part of the Shopping Centre outside of the Leased Premises any debris or refuse except as allowed by the Landlord at specific times of pick up and then deposited in areas indicated by the Landlord in proper receptacles provided and placed for that purpose by the Tenant. The Tenant shall pay for the cost of any garbage and refuse removal service required in addition to that provided by the Municipality. Furthermore, any litter, debris or refuse placed or left or dropped in or upon any part of the Shopping Centre outside the Leased Premises by the Tenant or the customers of the Tenant, or as a result of any of the merchandising activities of the Tenant, shall be picked and cleaned up by the Tenant daily, or more often, and in such manner as the Landlord shall determine, failing which the Landlord may do so at the Tenant's expense.

21.08 HANDLING OF GARBAGE

The Tenant shall keep within its premises, in covered fire-proof and vermin-proof containers, all trash and garbage until the appointed day for removal of such, and the Tenant shall not burn or otherwise dispose of any trash or garbage in or about the Leased Premises or anywhere else within the confines of the Shopping Centre.

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21.09 PEST EXTERMINATION

The Landlord shall hire and include such cost as additional rent to the Tenant such pest extermination contractor as the Landlord may direct and at such intervals as the Landlord may reasonably require.

                               ARTICLE TWENTY TWO

22.01 EXPROPRIATION

The Landlord shall not be liable for any damage which may be caused to the Tenant if any part of the Shopping Centre, or of the Leased Premises, is expropriated or requisitioned for purposes of public utility, or for any other reason.

                              ARTICLE TWENTY THREE

23.01 QUIET ENJOYMENT

If the Tenant pays the rent hereby reserved and performs the covenants herein on his part contained, it shall and may peaceably possess and enjoy the Leased Premises for the Term hereby granted without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, or from under it.

                               ARTICLE TWENTY FOUR

24.01 CADASTRAL DESCRIPTION

WHEREAS the Landlord is the owner of certain lands situated at the intersection of Spence Avenue and Cartier Boulevard, in the Town of Hawkesbury, Province of Ontario, which lands are more particularly described as being Parcel 11-8 on Plan M-18, Town of Hawkesbury, namely that part of Lot 11 as shown on Plan M-18 (Town of Hawkesbury) registered in the Office of Land Titles at l'Orignal and designated as Part 1 on a plan of survey of record in the said Office as Plan 46R-452, and are herein called the Landlord's lands.

                               ARTICLE TWENTY FIVE
                        CONDITION OF THE LEASED PREMISES

25.01 The Tenant represents that it will conduct Leasehold Improvements to the Premises according to Article 27.

25.01.The Tenant represents that it has examined and viewed the Leased Premises and declares being satisfied therewith and accepts same in their present condition. The Landlord does not have any work to be done to the Leased Premises.

25.02 To Landlord's knowledge there are no hazardous materials or asbestos in or around the building, not any hazardous materials in the soil. Should any hazardous materials or asbestos be present, Landlord agrees to remediate at Landlord's sole cost and expense.

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25.03 To Landlord's knowledge, the Landlord declares that it has not received any notice of non compliance with respect to the Shopping Center and that the building is in compliance with all laws with respect to Disabilities access to the building or similar applicable Canadian laws and Landlord shall be solely responsible for bringing the building up to compliance standards with disabilities access to the building.

                               ARTICLE TWENTY SIX
                              ADDITIONAL CONDITION

26.01 Provided that this Lease is duly executed by both parties on or before December 23rd, 2005 and that the Tenant has complied with all provision hereof, the Tenant shall have access to the Leased Premises on the Possession Date of February 1st, 2006 for Tenant's Leasehold Improvements.

26.02 REFERRAL FEE: As compensation to Tenant's Representative, Liberty Greenfield, LLLP (LGF), the Landlord shall pay LGF a referral fee of C$3.25 per square foot for 41,019 SF, fifty percent (50%) upon the execution of this present Lease by all parties and the other fifty percent (50%) upon receipt by the Landlord of the first month's rent.

                              ARTICLE TWENTY SEVEN
                                   WORK LETTER

27.01 Preliminary Plans/Working Drawings.

      (a) Landlord and Tenant designate IA, Interior Architects (the "Architect") as the architect for the construction of the Tenant Improvements (as herein defined). Tenant shall be entitled to select the contractor, subcontractors, suppliers and other contractors in connection with the construction of the Tenant Improvements; provided, however, Landlord, in its reasonable discretion, shall be entitled to approve all such selections.

      (b) Landlord and Tenant shall consult and cooperate with each other as necessary to reach agreement regarding schematic designs, performance requirements and preliminary plans for the Tenant Improvements ("Preliminary Plans"). The Architect shall prepare the Preliminary Plans and provide the Preliminary Plans to Landlord and Tenant for approval. Upon receipt of the Preliminary Plans by Landlord, Landlord and Tenant shall review the Preliminary Plans and provide written notice to the Architect and the other party of any objection to the Preliminary Plans, specifying any changes required for such party's approval. If Landlord or Tenant do not provide written notice of objection within five (5) days after receipt of the Preliminary Plans, such party shall be deemed to have approved the Preliminary Plans. Landlord's objections, if any, must be commercially reasonable.

      (c) Upon approval of the Preliminary Plans, Landlord and Tenant shall consult and cooperate with each other as necessary to reach agreement regarding the complete construction and engineering plans and specifications for the construction of the Tenant Improvements (the "Working Drawings"), including, without limitation, an estimated budget for the cost of the construction of the Tenant Improvements. The Working Drawings shall be prepared by the Architect and shall be an evolution and incorporation of the Preliminary Plans. The Architect shall provide the Working Drawings to the Landlord and Tenant for approval. Upon receipt of the Working Drawings by Landlord, Landlord and Tenant shall review the Working Drawings and provide written notice to the Architect and the other party of any objection to the Working Drawings, specifying any changes required for such party's approval of the Working Drawings. If Landlord or Tenant do not provide written notice of objection within five (5) days after receipt of the Working Drawings, such party shall be deemed to have approved the Working Drawings. Landlord's objections, if any, must be commercially reasonable.

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      (d)   In the event either party provides written notice of objection to the Preliminary Plans or the Working Drawings, then Landlord, Tenant and the Architect shall cooperate as necessary to reach agreement regarding any outstanding changes. The Architect shall prepare a revised draft of the Preliminary Plans or the Working Drawings, as the case may be, as soon as reasonably possible and submit a revised draft thereof to Landlord and Tenant for approval. The same procedures and deadlines for review and approval by Landlord and Tenant shall apply to the revised draft. Landlord's approval of the Preliminary Plans or the Working Drawings shall not constitute any opinion or agreement by Landlord or impose any present or future liability or responsibility on Landlord, except as expressly herein set forth.

27.02. Building Permit. After approval by Landlord of the Working Drawings, Tenant shall submit the drawings to the appropriate governmental authority for plan review and issuance of a building permit and any other applicable governmental approvals. All permit and processing fees shall be paid by Tenant, subject to reimbursement from the Tenant Improvement Allowances. Tenant shall diligently pursue obtaining all such approvals and shall provide written updates to Landlord upon request from Landlord. Landlord will provide at Tenant's expense all assistance reasonably requested by Tenant to obtain proper permits and approvals.

27.03 Tenant Improvement Allowance. Except for the Tenant Improvement Allowance, Tenant shall be responsible, as to both cost and performance, for the Tenant Improvements. Landlord shall pay up to SIX HUNDRED AND FIFTY THOUSAND ($650,000.00) Canadian Dollars ("Tenant Improvement Allowance") for the costs of the Tenant Improvements. In the event that the costs of the Tenant Improvements are less than the Tenant Improvement Allowance, the cost savings shall belong to Landlord and Tenant shall not be entitled to any payment, refund, credit or reduction in Basic Rent or other charges due under the Lease.

27.04. Disbursements.

      (a) Tenant shall be entitled to disbursements from Landlord from time to time from the Tenant Improvement Allowance for payment of actual costs incurred by Tenant for the Tenant Improvements. Tenant shall provide written notice to Landlord at least twenty-one (21) days prior to the requested date of each such disbursement, which notice shall include a certified statement by the Architect, the general contractor and Tenant indicating the proposed date of such disbursement, the proposed amount of such disbursement and a list of the contractors, subcontractors and suppliers and the amounts to be paid to such persons from such disbursement, and a description of the work and supplies which have been furnished and completed by such persons for such disbursement and copies of all invoices from such contractors, subcontractors and suppliers or work and supplies to the Leased Premises. Such certified statement shall be in the form of an Application for Payment (AIA Forms G702 and G703), said forms to be provided to Landlord, and shall contain such additional information as may be required by Landlord. Landlord shall be entitled to make all or part of any disbursement directly to the Tenant. The Tenant shall be responsible for all payments to be made to any and all respective contractors, subcontractors and suppliers of the work and/or suppliers, to the complete exoneration of the Landlord.

      (b) As a condition precedent to each disbursement, there shall have been no uncured Default by Tenant under the Lease and there shall have been no mechanic's lien recorded or asserted against Tenant or the Demised Premises with respect to the Tenant Improvements. As a condition precedent to each disbursement, Tenant shall furnish to Landlord, at least seven (7) days prior to such disbursement, mechanic's lien waivers from the contractors, subcontractors and suppliers as to the payment, work and supplies relating to such disbursements made hereunder in a form and substance satisfactory to Landlord.

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      (c)   Upon full satisfaction by Tenant of all conditions required under this Work Letter for each disbursement and approval thereof by Landlord, Landlord shall pay to Tenant ninety percent (90%) of the amount of the completed Tenant Improvements for such disbursement and the remaining balance thereof shall be held by Landlord until the Final Disbursement (as herein defined). Tenant shall be responsible for any amounts owed for the Tenant Improvements in excess of the Tenant Improvement Allowance and any such excess shall first be paid by Tenant before Landlord shall be obligated to disburse any funds from the Tenant Improvement Allowance pursuant to any draw requests made hereunder.

      (d) The Tenant Improvement Allowance shall not include reimbursement of any of Tenant's trade fixtures, other fixtures not permanently attached to the Demised Premises, and other portable machinery and equipment, furniture, furnishings, merchandise and other miscellaneous movable personal property placed or installed by Tenant in the Demised Premises.

27.05. Final Disbursement. At such time as Landlord determines that Tenant has satisfied the following requirements, the remaining balance of the Tenant Improvement Allowance shall be disbursed by Landlord (the "Final Disbursement"):
(a) the Tenant Improvements have been fully completed by Tenant in accordance with Section 13 of this Work Letter (including, with limitation, obtaining a final certificate of occupancy); (b) there are no outstanding amounts owed for the Tenant Improvements, other than as contained in the final draw request submitted by Tenant; (c) Tenant has fully completed all punch list items in accordance with Section 15 of this Work Letter; (d) Tenant has assigned and delivered to Landlord all warranties, (e) Tenant has delivered to Landlord a copy of all maintenance and operating manuals; (f) Tenant has delivered to Landlord a set of field record drawings and specifications reflecting as-built conditions; and (g) Tenant has otherwise complied with all other conditions precedent to draws under Section 4 and otherwise under this Work Letter.

27.06. General Conditions. Tenant's construction of the Tenant Improvements shall comply with the following general requirements, all of which shall be conditions to each disbursement:

      (a) All costs for labor, services and supplies for the Tenant Improvements shall be at market rates. Tenant shall disclose all costs paid to affiliates of Tenant.

      (b) Tenant and its contractors shall maintain liability, builder's risk, worker's compensation and such other insurance coverage as reasonably required by Landlord and Landlord shall be named as an additional insured.

      (c) The construction of the Tenant Improvements shall comply in all respects with all applicable federal, state and local laws, ordinances and codes. Tenant shall be responsible for all compliance with the Americans With Disabilities Act (the "ADA") or (International equivalent) relating to or arising as a result of the Tenant Improvements (which shall be addressed in the Working Drawings for the Tenant Improvements). Tenant shall also be responsible for all ADA (or International equivalent) compliance relating to or arising as a result of any alterations or improvements constructed by Tenant, any specific uses of the property made by Tenant, any employee of Tenant or any other matter not required solely in connection with the Base Building, Core and Shell.

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      (d)   Tenant shall cause its contractors, subcontractors and suppliers to provide warranties for a period of not less than one (1) year against defects and workmanship, materials or supplies. Tenant shall promptly assign to Landlord, on a non-exclusive basis in common with Tenant, all manufacturers' or other warranties obtained as a part of the Tenant Improvements. Notwithstanding any provisions to the contrary in the Lease and/or in any Exhibit attached thereto, the Tenant shall maintain and repair any and all Tenant Improvements made to the Demised Premises and/or the Leased Premises during the term of this Lease and any renewal thereof.

      (e) Tenant shall maintain the Demised Premises and all surrounding areas in a clean and orderly condition during the construction of the Tenant Improvements. Tenant shall not drain or discharge water onto or divert water from any portion of the Property or any adjacent lands.

      (f) Tenant shall coordinate its construction activities with Landlord and Landlord's contractors to avoid disruption to any other construction on the Property or the utility and other operations serving the Property. Storage of Tenant's contractor's construction materials, tools, equipment and debris shall be confined to the Demised Premises and to any areas which may be designated for such purpose by Landlord. No work will be done to the exterior of the Demised Premises without Landlord's prior written approval. Landlord's objections, if any, shall be commercially reasonable.

      (g) Tenant shall provide and pay for all temporary utility facilities and the removal of debris as necessary and required in connection with the construction of the Tenant Improvements. Tenant shall not enter into any contract or agreement with any governmental or quasi-governmental authority with reference to any utilities, sewer lines, water lines, street improvements or similar matters, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

      (h) Tenant will not be responsible for the removal of any of the Tenant Improvements at or prior to the expiration of the Lease Term. Tenant will have the right at Lease expiration to remove all of its furniture, fixtures and equipment including, but not limited to, computer equipment, telephone equipment, and generator/UPS both within the Leased Premises and as per Section
11.02 of this Lease. All other items permanently attached to the Premises shall remain in place at Lease expiration, the whole without compensation or indemnity to the Tenant by the Landlord.

      (i) At the expiry of the Term of the Lease, the value of the Leased Premises shall not, as a result of any of the Tenant's work proposed to be carried out by the Tenant, be less than the value of the Leased Premises.

27.07. Inspection. Landlord and its supervisory personnel and contractors shall be entitled to enter the Demised Premises from time to time, with reasonable verbal notice to Tenant, to inspect the construction of the Tenant Improvements. Landlord's review of the Tenant Improvements shall be limited to a determination of Tenant's compliance with its obligations under this Work Letter and shall not constitute a review of the quality, completeness, safety or legal compliance of the Tenant Improvements. Neither Landlord's approval of the Preliminary Plans, the Working Drawings or any application for payment, nor Landlord's inspection of the Tenant Improvements shall constitute any representation or warranty, or an assumption of responsibility by Landlord for the accuracy, sufficiency or condition of the Tenant Improvements. Tenant acknowledges that Tenant shall be solely and entirely responsible for ensuring that the Preliminary Plans and the Working Drawings are in conformity with applicable governmental codes, regulations, rules and other laws, and that the Tenant Improvements will be suitable for Tenant's intended purpose. Tenant shall be solely responsible for the accuracy, sufficiency and condition of the Tenant Improvements.

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27.08. Commencement of Construction. Tenant shall construct the Tenant
Improvements for the Demised Premises in accordance with the Working Drawings (the "Tenant Improvements"). Tenant shall commence construction of the Tenant Improvements upon the occurrence of the following events: approval of the Working Drawings by Landlord and Tenant; issuance of the building permit and all other government approvals required for the construction of the Tenant Improvements. Tenant shall complete construction of the Tenant Improvements on or before the Commencement Date of the Lease Term; subject, however, to delays beyond Tenant's control. Landlord shall pay up to the amount of the Tenant Improvement Allowance and Tenant shall pay all costs of the Tenant Improvements in excess thereof.

27.09. Delays. If Tenant shall cause any delay in the construction of the Tenant Improvements which results in an increase of the cost of the Tenant Improvements, Tenant shall pay such additional cost. If any changes are required by any governmental authority which results in an increase in the cost of the Tenant Improvements in excess of the Tenant Improvement Allowance, then Tenant shall provide written notice thereof to Landlord. Tenant at its discretion shall either: (a) modify the Tenant Improvements to eliminate such governmental requirement or cost overrun, subject to Landlord's approval of such modification; or (b) Tenant shall pay the additional cost thereof; subject to Landlord's reasonable approval.

27.10. Change Orders. Tenant may request changes in the Tenant Improvements but if Landlord incurs any additional costs as a result of such change order which causes the cost of the Tenant Improvements to exceed the Tenant Improvement Allowance, Tenant shall pay all such additional costs.

27.11. Governmental Requirements. If any changes to the Tenant Improvements are required by any applicable governmental authority including, without limitation, any county or municipal planning or building department, then Landlord and Tenant agree to modify the Working Drawings and the Tenant Improvements to either eliminate or comply with the government requirement, in any case, the Tenant shall pay all such additional costs.

27.12. Construction Fee. Landlord shall not charge a construction fee for the administering of Landlord's obligations in connection with construction of the Tenant Improvements. All costs for space planning design, architectural and engineering services for the Tenant Improvements (including without limitation, the Preliminary Plans and the Working Drawings) shall be included in the costs of the Tenant Improvements and may be disbursed by Landlord from the Tenant Improvement Allowance.

27.13. Completion of Tenant Improvements. A statement from the Architect certifying the date upon which the Tenant Improvements have been fully completed shall be conclusive evidence of the completion thereof. The Tenant Improvements shall be deemed to have been complete when (i) the Tenant Improvements are fully complete and properly operable (except for customary punch list items) by execution of Certificate of Completion (AIA Form G704), such form to be provided to Landlord, certified by the Architect, the general contractor and Tenant, and approved by Landlord, and (ii) Tenant has obtained a final certificate of occupancy from the applicable governmental authority. The Lease Term and Tenant's obligation to pay rentals due under the Lease shall commence upon the commencement date of the Lease Term which is April 1st, 2006 irrespective of whether or not the Tenant Improvements are complete, except as a result of any Landlord delay such as Landlord's non-payment of taxes or utilities or any liens, mortgages and encumbrances with Landlord not in compliance prior to February 1, 2006. In no event shall the Lease Term be delayed if there is any delay in the completion of the Tenant Improvements as a result of any special equipment, fixtures or materials, changes, alterations, or additions requested by Tenant, any delay of Tenant in submitting information necessary for the preparation of the Working Drawings, the failure of Tenant to timely approve or agree to any matter required for the completion of the Tenant Improvements, any delay caused by force majeure, any delay caused by any governmental or quasi-governmental authority, associations or other third-parties, any delay caused by Tenant, the Architect or any contractors, subcontractors or suppliers, or any other act or omission of Tenant (collectively the "Tenant Delay").

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27.14. Assumption of Risk. All materials, work, equipment, supplies and Tenant
Improvements of any nature whatsoever brought on or installed in the Demised Premises hereunder shall be at Tenant's sole risk. Neither Landlord nor any party acting on behalf of Landlord shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, except as a result of Landlord's gross negligence or willful misconduct.

27.15. Punch List. Notwithstanding substantial completion of the Tenant Improvements by Tenant, Landlord shall be entitled to provide Tenant with written notice within thirty (30) days after the commencement date of the Lease Term of a punch list of minor items which are required for completion of the Tenant Improvements. Tenant shall complete all such punch list items within sixty (60) days after receipt of Landlord's notice.

27.16. Tenant's Representative. Tenant has designated Grant Lomas as the sole representative of Tenant with respect to all approvals, consents and other matters set forth in this Work Letter. Tenant represents and warrants that such representative shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant shall not change such representative except upon prior written notice and approval by Landlord, which approval shall not be unreasonably withheld.

27.17. BUILDING AND PREMISES MEASUREMENT STANDARDS

      The following standards shall be used to determine the area of the Building and the Premises subject to this Lease:

Usable Area

      The Usable Area of the Premises shall be determined by measuring to the outside of the finished surface of the Premises at the permanent outer walls of the Building, corridor walls, and other permanent walls and to the center of tenant demising walls separating the Premises from adjacent tenant space. Outside balconies or patios included within the structure of the Building and accessed solely from the Premises shall be included in the Usable Area of the Premises. No deductions shall be made for vestibules inside the Building line (drip line) or for columns and projections accessory to the Building. No deductions shall be made for vertical penetrations including stairways, elevator shafts or mechanical chases.

      The Usable Area of the Building shall be equal to the sum of all Usable Areas for all tenants in the Building.

Rentable Area

      The Rentable Area of the Building shall be determined by measuring to the outside of the finished surface of the permanent outer Building wall for each floor of the Building. Outside balconies and patios included within the structure of the Building shall be included in the Rentable Area of the Building. No deductions shall be made for vestibules inside the Building line (drip line) or for columns and projections accessory to the Building.

                                                              Initials
                                                      --------------------------
                                                        Landlord       Tenant

      The Rentable Area of the Premises is the Tenant's pro-rata share of the Building. It shall include the Tenant's Usable Area plus the Tenant's pro-rata share of all common areas such as restroom facilities, lobbies, corridors, stairways, mechanical rooms and balconies or patios included within the structure of the Building. The Rentable Area of the Premises shall be determined by multiplying the Usable Area of the Premises by the quotient of the division of the Rentable Area of the Building by the Usable Area of the Building, resulting in the Rentable/Usable Ratio ("R/U Ratio").

Conversion Formulas

            Rentable Area / Usable Area = Rentable/Usable Ration ("R/U Ratio") Usable Area x R/U Ratio = Rentable Area
            Rentable Area / R/U Ratio = Usable Area

IN WITNESS WHEREOF the Parties have executed this Lease at the place and as of the date hereinabove first written.

                                                AGERS HOLDINGS LTD.
                                                (Landlord)

-------------------                             --------------------------
Witness                                         Per: Mr. Jordan Aberman

-------------------                             --------------------------
Witness

                                                STARTEK CANADA SERVICES LTD.
                                                (Tenant)

-------------------                             --------------------------
Witness                                         Per:

-------------------
Witness

                                                              Initials
                                                      --------------------------
                                                        Landlord       Tenant

                                   EXHIBIT "A"
                           PLAN OF THE LEASED PREMISES

                                                              Initials
                                                      --------------------------
                                                        Landlord       Tenant

                                  EXHIBIT "A-1"

                         PLAN OF THE TEMPORARY PREMISES

                                  [FLOOR PLAN]


                                                              Initials
                                                      --------------------------
                                                        Landlord       Tenant

                                   EXHIBIT "B"
                       PLAN OF THE DESIGNATED PARKING AREA

                                                              Initials
                                                      --------------------------
                                                        Landlord       Tenant